UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2012

Trinity Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation Matters:

On December 6, 2012, the Human Resources Committee of the Board of Directors (the “Board”) of Trinity Industries, Inc. (the “Company”) approved new base salaries for certain of the named executive officers, as set forth below. The new salaries are effective January 1, 2013.

•William A. McWhirter II, Senior Vice President and Group President - $550,000;
•D. Stephen Menzies, Senior Vice President and Group President - $580,000; and
•James E. Perry, Senior Vice President and Chief Financial Officer - $465,000.

At his request, the Board did not change the 2013 base salary of Mr. Timothy R. Wallace, Chairman, President and Chief Executive Officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

On December 7, 2012, the Board amended Article II of the Company's Bylaws to implement a majority voting standard for uncontested elections of directors. Should an incumbent director in an uncontested election fail to receive a majority of the votes cast in such election, he or she would be required to submit a resignation for consideration by the Corporate Governance and Directors Nominating Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director's resignation is accepted by the Board, or if a new nominee for director is not elected, then the Board may fill the resulting vacancy.

A copy of the Bylaws as amended is attached to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Report:

99.1 Bylaws of Trinity Industries, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 11, 2012	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	Bylaws of Trinity Industries, Inc., as amended